                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Jacor Communications, Inc. on Forms S-8 (File No.'s 33-65126, 33-10329, 33-56385, 33-61719, 333-28587, 333-28371, 333-28399, 333-28401, and
333-28363) and on Forms S-3 (File No.'s 333-21419, 333-06639 and 333-51489)
of our report dated August 14, 1998 on our audits of the financial statements of Tsunami Communications, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997; and of our report dated July 30, 1998 on our audits of the financial statements of M3X, Inc. as of April 30, 1998 and July 31, 1997 and for the nine month period ended April 30, 1998 and the years ended July 31, 1997 and 1996, which reports are included in this Current Report on Form 8-K.



                                        PricewaterhouseCoopers LLP

Cincinnati, Ohio
September 14, 1998


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